Exhibit 10.7

2007 BANK OF NEW CANAAN STOCK AND EQUITY AWARD PLAN

ARTICLE I

PURPOSE

The 2007 Bank of New Canaan Stock and Equity Award Plan (the "Plan") is designed to reward certain individuals for their efforts and contributions to the success of the Bank of New Canaan ("Bank") and to provide economic incentive for these contributions. This Plan will enable such persons to acquire or increase a proprietary interest in the Bank, and thus to share in the future success of the Bank's business. The availability of the Plan will contribute to attracting and retaining outstanding personnel who are in a position to make important and direct contributions to the success of the Bank. The Plan will serve to promote a closer identity of interests between the Bank's shareholders, Directors and Management. The Plan will become the Plan of BNC Financial Group, Inc. upon the completion of the Bank's reorganization into a bank holding company structure. At that time, all references in this Plan to "Bank", shall automatically be deemed to refer to "BNC Financial Group, Inc.".

ARTICLE II

DEFINITIONS

Section 2.1.          Definitions.

Whenever used herein, the following terms shall have the meanings set forth below:

"Bank" means The Bank of New Canaan.

"Board" means the Board of Directors of the Bank.

"Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"Committee" means the Board's Personnel and Compensation Committee or any similar committee designated by the Board to serve the functions of the Committee under the Plan. The Committee's responsibilities may be performed by the Board as a whole.

"Common Stock" means the Bank's Common Stock, par value $1.00 per share. Upon the reorganization referenced in the Preamble above, "Common Stock" shall mean common stock of BNC Financial Group, Inc., no par value.

"Director" means a member of the Board.

"Disability," as applied to a Grantee, shall have the meaning set forth in Section 22(e)(3) of the Code.

"Eligible Grantee" means such persons referred to in Article IV including Directors, officers and other employees of the Bank.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" shall be determined by the Committee as follows:

(i)	If the Bank's Common Stock is readily tradeable on an established securities market, the fair market value shall be the average trading price of the stock for the 30-day period preceding the date of Grant. For these purposes, an over-the-counter market may be considered an established securities market; or

(ii)	If the Committee determines, in its reasonable discretion based on available information, that the Common Stock is not "readily tradeable" (even if listed on an established securities market), the Committee may consider such other information as, in its discretion, it determines is appropriate to more accurately determine fair market value on the date of grant.

"Grant" means individually or collectively, an award granted under the Plan of Incentive Stock Options or Nonstatutory Stock Options (Incentive Stock Options and Non-statutory Stock Options are collectively referred to as "Options"), Restricted Stock, Restricted Stock Units and/or Stock Appreciation Rights (hereinafter collectively referred to as "Grants").

"Grant Agreement" means a written agreement in a form approved by the Committee to be entered into by the Bank and the Grantee of a Grant, as provided in Section 5.1(c).

"Grantee" means an Eligible Grantee to whom a Grant is made.

"Grant Date," as used with respect to a Grant, means the date on which such Grant is granted by the Committee pursuant to the Plan as set forth in 6.1, 7.1 and 8.1 of the Plan.

"Incentive Stock Option" means an Option described in Code Section 422(b).

"Non-Employee Director" means a member of the Board who is not an employee of the Bank or any Subsidiary.

"Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option. All Options shall be Nonstatutory Stock Options unless identified as Incentive Stock Options.

"Option" means an option granted pursuant to the Plan to purchase the number of shares specified by the Grant.

"Option Price" means the purchase price of each share of Common Stock subject to an Option set by the Committee in accordance with Section 6.3 of the Plan.

"Performance Goal" means the objectives for the Eligible Grantee that may be established by the Committee for a Performance Period with respect to any performance-based Grants contingently awarded under the Plan. The Performance Goals shall be based on criteria, either individually or in any combination, specified by the Committee, applied individually, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as determined by the Committee. Notwithstanding the foregoing, the Committee may, in its discretion, adjust Performance Goals as it considers necessary or appropriate.

"Performance Period" means the period selected by the Committee during which the performance of any Eligible Grantee is measured for the purpose of determining the extent to which a performance-based Grant subject to Performance Goals has been earned.

"Plan" means The 2007 Bank of New Canaan Stock Option and Equity Award Plan, as amended from time to time.

"Retirement," as applied to an officer or other employee, shall mean when the officer's or other employee's employment with the Bank or any present or future parent or Subsidiary of the Bank terminates upon reaching the normal age of retirement as established by the Board's policies from time to time.

"Retirement," as applied to a Non-Employee Director, shall mean when the Non-Employee Director's term on the Board terminates due to age in accordance with the Bank's current or future Bylaws or retirement policy, as applicable.

"Restricted Stock" is a Grant described in Article VII of the Plan.

"Restricted Stock Units" is a Grant described in Article VII of the Plan.

"Stock Appreciation Right" is a Grant described in Article VIII of the Plan.

"Subsidiary" means an entity of which, at the time such subsidiary status is to be determined, at least 50% of the total combined voting power of all classes of stock of such entity is held by the Bank and its Subsidiaries (exclusive of ownership by the entity whose subsidiary status is being determined).

"Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Grantee.

"Term" means the period during which a particular Option or Stock Appreciation Right may be exercised.

ARTICLE III

ADMINISTRATION

Section 3.1.          Effective Date and Duration of Plan. The Plan shall become effective as of the day of its adoption by the Board (the "Effective Date") subject to approval of the Plan within one year of such Effective Date by the holders of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at a duly held meeting of the Bank's shareholders.

Unless previously terminated by the Board of Directors or except as otherwise provided for herein, the Plan shall terminate, as to any shares as to which Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights have not theretofore been granted, on the tenth anniversary of the Effective Date.

Section 3.2.          Administration of the Plan.

(a)          The Plan shall be administered by the Committee. The Committee shall consist of at least two "Non-Employee Directors" as defined in Rule 16b-3 under the Exchange Act. Subject to the limitations of Section 3.2(b) hereof, nothing herein shall be deemed to prohibit any employee director from serving on the Committee for purposes unrelated to the Plan. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the extent permitted by law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Grantees and any person claiming under or through any Grantee.

(b)          Any member of the Board or the Committee who is not a "Non Employee Director" shall be without vote on (i) any proposed amendment to the Plan, or (ii) any other matter which might affect such member's individual interest under the Plan; nor shall such member's presence be counted in determining whether a quorum is present at any meeting at which a vote involving the Plan or individual rights thereunder is taken.

ARTICLE IV

ELIGIBILITY AND PARTICIPATION

The Committee shall select the officers and other employees of the Bank who are eligible to receive Grants under the Plan. All Directors shall also be eligible to receive Grants under the Plan.

ARTICLE V

GRANTS

Section 5.1.          Grants.

(a)          Type of Grants under the Plan. Grants may consist of awards of Options, Restricted Stock, Restricted Stock Units and/or Stock Appreciation Rights. Grants may be awarded singly or in combination with other Grants. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the

Committee to the Grantee in the Grant Agreement. The Committee shall approve the form and provisions of each Grant Agreement.

(b)          Grant Determination. The Committee shall have plenary authority, subject to the provisions of the Plan, to (i) determine the type, size and terms of Grants to be awarded to each Grantee; (ii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for acceleration of exercisability of Options and Stock Appreciation Rights, provided that no Incentive Stock Option shall be granted which is exercisable after the expiration of ten (10) years from the date it is granted, (iii) accelerate the vesting of all or any portion of Grants, (iv) if applicable, establish and review Grantee's performance against applicable Performance Goals for the Performance Period, and (v) establish such rules and regulations or take such action as it deems necessary or advisable for the proper administration of the Plan, including the authority to re-grant forfeited awards and to determine to whom such awards shall be granted. The Committee's consideration of Grants to be made under the Plan shall be made in consultation with and after considering the recommendations of the Bank's Chief Executive Officer and, if different person, president (except as to their individual awards.) If the Bank completes it reorganization into BNC Financial Group, Inc., recommendations will be required of the President of both the relevant Bank and BNC Financial Group, Inc.

(c)          Grant Agreement.

(i)	The Grantee shall execute a Grant Agreement with the Bank containing such terms and conditions, not inconsistent with the Plan, as may be approved by the Committee. The terms and conditions of Grant Agreements may vary from Grantee to Grantee.

(ii)	The Committee may amend a Grant Agreement from time to time consistent with this Plan.

(iii)	Appropriate officers of the Bank are hereby authorized to execute (by facsimile or manually affixed signature) and deliver Grant Agreements, and amendments thereto, in the name of the Bank as directed from time to time by the Committee.

Section 5.2.          Shares Subject to the Plan. Subject to adjustment in accordance with Sections 5.3 and 9.5, the aggregate number of shares of Common Stock that may be subject to Grants or transferred on account of Grants under the Plan may not exceed 152,719 shares, except as follows. If the Bank completes a private placement of Common Stock prior to the end of 2007, this number shall be increased by a number equal to fifteen percent (15%) of that number of shares sold in the private placement. The shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock. If and to the extent (i) Options or Stock Appreciation Rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised (other than for reasons of the Exercise Price of the Option or the Base Price of the Stock Appreciation Right being less than the current Fair Market Value thereof), or (ii) any shares of Restricted Stock or Restricted Stock Units are forfeited, or (iii) shares of Common Stock and are used by the Participant to pay withholding taxes or as payment for the Exercise Price of the Option or the Base Price of the Stock Appreciation Right, then the shares not made the subject of Grants, and the shares subject to such terminated, expired, canceled, forfeited, exchanged or surrendered Grants shall again be available for purposes of the Plan in addition to the number of shares of Common Stock made the subject of awards that are otherwise available for Grants.

Section 5.3.          Effect of Changes in Capitalization.

(a)          Changes in Common Stock. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Bank, occurring after the effective date of the Plan, the number and kind of shares of Common Stock available for Grants, the number of shares covered by outstanding Grants and the price per share or the applicable market value of such Grants, including a per share exercise price of Options and Stock Appreciation Rights, shall be adjusted by the Committee as it deems equitable and appropriate under the circumstances subject to GAAP and any applicable IRS regulations.

(b)          Reorganization in Which the Bank is the Surviving Bank. Subject to subsection (c) hereof, if the Bank shall be the surviving bank in any reorganization, merger, or consolidation of the Bank with one or more other banks, any Grant theretofore awarded pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Grant would have been entitled immediately following such reorganization, merger, or consolidation, shall be adjusted proportionately and accordingly by the Committee to reflect any increase or decrease in the numbers of or change the kind or value of issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated prior to such reorganization, merger, or consolidation.

(c)          Reorganization in Which the Bank is Not the Surviving Bank or Sale of Assets or Stock. Upon the dissolution or liquidation of the Bank, or upon a merger, consolidation or reorganization of the Bank with one or more other banks in which the Bank is not the surviving bank, or upon a sale of all or substantially all of the assets of the Bank to another Company, or upon any transaction approved by the Board which results in any person or entity owning 80% or more of the combined voting power of all classes of stock of the Bank, the Plan and all Grants outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Grants theretofore awarded, or for the substitution for such Grants covering the stock of a successor bank, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Grants theretofore awarded shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding a Grant shall have the right (subject to the general limitations as otherwise specifically provided in the Grant Agreement relating to such Grant), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall determine and designate, to exercise or settle such Grant in whole or in part, whether or not such Grant was otherwise exercisable or available for settlement at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to the Plan. The Committee shall send written notice of an event that will result in such a termination to all individuals with outstanding rights pursuant to such Grants not later than the time at which the Bank gives notice thereof to its shareholders.

(d)          Adjustments. Adjustments under this Article V related to stock or securities of the Bank shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or shares of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

(e)          No Limitations on Bank. The Grants of awards pursuant to the Plan shall not affect or limit in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(f)          Issuance of Securities. Except as provided in this Section 5.3, the issuance by the Bank of shares of Common Stock or securities convertible into shares of Common Stock of any class, shall not affect the outstanding Grants.

ARTICLE VI

OPTIONS

Section 6.1.          Grant of Options: Number and Source of Shares Subject to the Plan.

(a)          The Committee may award Options to a Grantee subject to the limits under Section 5. 2. The number of shares of Common Stock which may be sold pursuant to Options under the Plan shall be determined consistent with limits under Article V of the Plan. Any shares of Common Stock to be delivered by the Bank upon the exercise of Options may, at the discretion of the Board of Directors, be authorized but unissued shares, reacquired shares or shares bought on the market for purposes of the Plan.

(b)          The Committee may award available Options (including re-grant of forfeited Options) to Non-Employee Directors at an Option Price equal to the Fair Market Value on the Grant Date; provided, further, that

Options may be awarded to Non-Employee Directors while serving thereon provided such awards are first specifically approved by the Board with such Non-Employee Directors abstaining from such Board action.

(c)         The Grant Date of an Option shall be the date on which the Committee's action is final or such later date as specified by the Committee.

(d)          In the event that any Option expires, lapses or otherwise terminates prior to being fully exercised, any share of Common Stock allocable to the unexercised portion of such Option may again be made subject to an Option.

Section 6.2.          Limitation on Incentive Stock Options. The aggregate Fair Market Value (determined at the date an Incentive Stock Option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under the Plan or any other plan maintained by the Bank or its subsidiaries) shall not exceed $100,000. Options so exceeding the $100,000 level, if any, shall be Nonstatutory Stock Options.

Section 6.3.          Option Price. The Option Price shall be fixed by the Committee and stated in each Grant Agreement and, except as set forth hereafter, shall be not less than the greater of par value or 100% of the Fair Market Value of a share of the Common Stock on the Grant Date of the Option (as determined in good faith by the Committee). Notwithstanding the foregoing, in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110% of the Fair Market Value of a share of Common Stock on the Grant Date of such Option. The Committee may not modify the applicable Option Price set on the Grant Date established in accordance with Section 6.1(c) and this Section 6.3. Payment of the Option Price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock of the Bank valued at the Fair Market Value on the date of exercise of the Option, or a combination of cash and/or such other form of property, or by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Bank sale or loan proceeds sufficient to pay the Option Price.

Section 6.4.         Terms and Exercise of Options; Limitations on Exercise and Transferability of Options.

(a)          Each Option granted under the Plan shall be exercisable only during a Term commencing on the Grant Date, unless otherwise specified in the Grant Agreement, and ending (unless the Option shall have terminated earlier under other provisions of the Plan) on a date to be fixed by the Committee but in no event later than the tenth anniversary of its date of grant; provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

(b)          The Committee shall have authority to grant Options exercisable in full at any time during their Term, or exercisable in cumulative or non-cumulative installments.

(c)          Notwithstanding the provisions of subparagraph (b) hereof, an Option or portion thereof that has vested shall become fully exercisable upon the occurrence of the Grantee's death or withdrawal from the Board by reason of such person's Retirement or Disability, or on the day preceding a reorganization in which the Bank is not the surviving bank or sale of assets or stock as described in Section 5.3.

(d)          Options shall be exercised in whole or in part in accordance with the procedures set forth in the Grantee's Grant Agreement.

(e)          Subject to the provisions of subsection (f) hereof, upon compliance by the Grantee with such terms of exercise, the Bank shall promptly deliver to the Grantee a certificate or certificates for the shares purchased, without charge to the Grantee for any issue or transfer tax.

(f)          The Committee may postpone any exercise of an Option for such time as the Committee in its discretion may deem necessary, in order to permit the Bank with reasonable diligence to determine that the shares are qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto; and the Bank shall not be obligated by virtue of any Grant Agreement or any provision of the Plan to recognize the exercise of an Option to sell or issue shares in violation of any applicable law. Any such postponement shall not extend the Term of an Option; and neither the Bank nor its directors or officers shall have any obligation or liability to the Grantee of an Option, or to the Grantee's Successor, with respect to any shares as to which the Option shall lapse because of such postponement.

(g)          All Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and may be exercised during the lifetime of the Grantee only by the Grantee, except that the Committee may permit:

(i)	exercise, during the Grantee's lifetime, by the Grantee's guardian or legal representative;

(ii)	transfer, upon the Grantee's death, to beneficiaries designated by Grantee in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are, with respect to an Incentive Stock Option, consistent with the requirements of Section 422(b)(5) of the Code; and

(iii)	transfers for estate or other personal financial planning purposes, if the Committee determines that such transaction is not inconsistent with the purposes of this Plan, in its discretion.

(h)          Upon the exercise of a Nonstatutory Stock Option by the Grantee, the stock certificate or certificates may, at the request of the Grantee, be issued in the Grantee's name and the name of another person as joint tenants with right of survivorship.

(i)          The Committee may provide, in the Grant Agreement, for the lapse of the Option, prior to the expiration of its Term, upon the occurrence of any event specified by the Committee. The Committee may also provide, in the Grant Agreement or by subsequent determination, for extension of a Term of an Option beyond a termination of employment, provided the Term is not extended beyond its original expiration date or, if earlier, the 10th anniversary date following the Grant Date.

(j)          A person electing to exercise an Option shall give written notice, in such form as the Committee may require, of such election to the Bank and shall tender to the Bank the full Option Price of the shares of Common Stock for which the election is made.

Section 6.5.          Exercise of Options by Grantee on Cessation of Employment. Except as otherwise specifically provided for herein, employment for the purposes of this Section shall mean continuous full-time salaried employment with the Bank or a Subsidiary, except that vacations, sick leaves and other approved absences and severance pay periods shall be disregarded. Employment for the purposes of this section may, at the discretion of the Committee, also include continuous full-time salaried employment with a former Subsidiary under circumstances as determined by the Committee, which determination can be made either at the time of granting an Option or afterward. The following limitations shall apply to any provisions the Committee shall make in a Grant Agreement for exercises of Options following cessation of employment.

(a)          Except as provided in Section 6(b), (c) and (e) below, in the event Grantee ceases to be an employee of the Bank through involuntary termination without cause by the Bank or any voluntary termination, all Options held by such Grantee shall lapse on the date that is the earlier of (i) ninety (90) days following such termination, or (ii) the expiration date set forth in such Option.

(b)          If such termination is due to Retirement, all Options held by such Grantee shall lapse on the date that is the earlier of (i) ninety (90) days after such termination in the case of the exercise of an Incentive Stock Option, except as otherwise provided in Section (d) below, and, such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Nonstatutory Stock Option, or (ii) the expiration date set forth in such Option.

(c)          If such termination is due to death or Disability, all Options held by such Grantee shall lapse on the date that is the earlier of (i) one (1) year after such termination in the case of the exercise of an Incentive Stock

Option, except as otherwise provided in Section (d) below, and, such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Nonstatutory Stock Option, or (ii) the expiration date set forth in such Option.

(d)          An Incentive Stock Option not exercised within ninety (90) days after the date of termination due to Retirement or within twelve (12) months after the date of termination due to Disability or death shall not lapse and may be exercised within such period of time as determined by the Committee after the date of such termination to the extent set forth in the Agreement evidencing such Option (as the permitted period of exercise in such circumstances of a Nonstatutory Stock Option) but will no longer be eligible for the treatment afforded Incentive Stock Options under Section 422 of the Code.

(e)          If a Grantee should die while employed by the Bank or a Subsidiary of the Bank or after Disability or Retirement, any Option previously granted to the Grantee under this Plan may be exercised by the person designated in such Grantee's last will and testament or, in the absence of such designation, by the Grantee's estate, to the full extent that such Option could have been exercised by such Grantee immediately prior to the Grantee's death, but not later than the anniversary of the Grantee's death in the case of the exercise of an Incentive Stock Option and such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Nonstatutory Stock Option.

(f)          No exercises may occur after expiration of the Term of the Option.

(g)          In the event Grantee ceases to be an employee of the Bank through involuntary termination for cause, all Options held by such Grantee shall lapse immediately upon such termination. "For Cause" shall be determined by the Board of Directors or with reference to the employee's employment agreement, if any.

Section 6.6.          Exercise of Options by Grantee other than on Cessation of Employment.

(a)          In the event Grantee ceases to be a Non-Employee Director of the Bank through removal for cause by the Bank, all Options held by such Grantee shall lapse immediately upon removal as a Director.

(b)          In the event Grantee ceases to be a Non-Employee Director of the Bank due to Retirement, death or Disability, or any reason other than removal for cause, all Options held by such Grantee shall continue until the expiration of the Term.

(c)          No exercises may occur after expiration of the Term of the Option.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Section 7.1 (a) Restricted Stock Grants. Subject to the limits under Section 5.2, the Committee may award shares of Common Stock to a Grantee with such restrictions as the Committee deems appropriate ("Restricted Stock").

(b)          General Requirements. Shares of Common Stock issued or transferred pursuant to Restricted Stock Grants may be awarded pursuant to conditions established by the Committee under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions (the "Restriction Period") will be designated in the Grant Agreement.

(c)          Number of Shares. The Committee shall determine the number of shares of Common Stock to be awarded pursuant to a Restricted Stock Grant and the restrictions applicable to such shares, subject to the limitations contained in Section 5.2.

(d)          Disposition of Restricted Stock on Cessation of Employment. Except as otherwise specifically provided for herein, employment for the purposes of this subsection shall mean continuous full-time salaried employment with the Bank or a Subsidiary, except that vacations, sick leaves and other approved absences and severance pay periods shall be disregarded. Employment for the purposes of this subsection may, at the discretion of the Committee, also include continuous full-time salaried employment with a former Subsidiary under circumstances as determined by the Committee, which determination can be made either at the time of the Restricted

Stock Grant or afterward. The following limitations shall apply to any provisions the Committee shall make in a Grant Agreement as to all shares covered by the Restricted Stock Grant following cessation of employment.

(i)	Except as provided in paragraphs (ii), (iii) and (iv) below, in the event Grantee ceases to be an employee of the Bank during the Restriction Period through involuntary termination without cause by the Bank or any voluntary termination, the Restricted Stock Grant to such Grantee shall terminate as to all shares covered by such Grant as to which the restrictions have not lapsed.

(ii)	If such termination is due to Retirement, the Restricted Stock Grant to such Grantee shall terminate as to all shares covered by such Grant on the date determined by the Committee and set forth in the Grant Agreement evidencing such Grant.

(iii)	If such termination is due to death or Disability, the Restricted Stock Grant to such Grantee shall terminate as to all shares covered by such Grant on the date determined by the Committee and set forth in the Grant Agreement evidencing such Grant.

(iv)	If a Grantee should die while employed by the Bank or a Subsidiary of the Bank or after Disability or Retirement, any Restricted Stock Grant made to the Grantee under this Plan may be settled by the person designated in such Grantee's last will and testament or, in the absence of such designation, by the Grantee's estate, to the full extent that such Restricted Stock Grant could have been settled by such Grantee immediately prior to the Grantee's death, but not later than such period of time as determined by the Committee and set forth in the Grant Agreement evidencing such Grant.

(v)	In the event Grantee ceases to be an employee of the Bank through involuntary termination for cause, the Restricted Stock Grant to such Grantee shall terminate as to all shares covered by such Grant immediately upon such involuntary termination. "For Cause" shall be determined by the Board of Directors or with reference to the employee's employment agreement, if any.

(e)          Disposition of Restricted Stock by Grantee other than on Cessation of Employment.

(i)	In the event Grantee ceases to be a Non-Employee Director of the Bank through removal for cause by the Bank, the Restricted Stock Grant to such Grantee shall terminate as to all shares covered by such Grant immediately upon removal as a Director.

(ii)	In the event Grantee ceases to be a Non-Employee Director of the Bank due to Retirement, death or Disability, or any reason other than removal for cause, the Restricted Stock Grant to such Grantee shall terminate as to all shares covered by such Grant on the date that is determined by the Committee and set forth in the Agreement evidencing such Grant.

(f)          Restrictions on Transfer and Legend on Share Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a permitted Successor. The Committee may determine that the Bank will issue certificates for shares of Restricted Stock, in which case each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the share certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Bank will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Bank will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

(g)          Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, in its discretion, the Grantee shall have the right to vote Restricted Stock. From the date of the Restricted Stock Grant through the earlier of (i) the date such Restricted Stock is forfeited, and (ii) the date certificates evidencing share of Common Stock are delivered, the Grantee shall be entitled to receive dividends or other distributions paid on such shares; as deemed appropriate by the Committee; provided, however, that any such dividend equivalents shall not be payable unless and until the date certificates evidencing the shares of Common Stock are delivered to the Grantee as provided above.

(h)          Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

Section 7.2.          Restricted Stock Unit Grants.

(a)          Restriction Period. Subject to the limits under Section 5.2, the Committee may grant Restricted Stock Units to Grantees representing the right to receive shares of Common Stock, cash, or both, as determined by the Committee. At the end of the Restriction Period, cash or shares or both shall be delivered to the Grantee (unless previously forfeited). Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period. A Grantee of Restricted Stock Units shall have none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually delivered in satisfaction of such Restricted Stock Units.

(b)          Number of Units. The Committee shall determine the number of Restricted Stock Units pursuant to a Restricted Stock Unit Grant and the restrictions applicable to such shares, subject to the limitations contained in Section 5.2.

(c)          Disposition of Restricted Stock Units on Cessation of Employment. Except as otherwise specifically provided for herein, employment for the purposes of this subsection shall mean continuous full-time salaried employment with the Bank or a Subsidiary, except that vacations, sick leaves and other approved absences and severance pay periods shall be disregarded. Employment for the purposes of this subsection may, at the discretion of the Committee, also include continuous full-time salaried employment with a former Subsidiary under circumstances as determined by the Committee, which determination can be made either at the time Restricted Stock Units are granted or afterward. The following limitations shall apply to any provisions the Committee shall make in a Grant Agreement as to all shares covered by the grant of Restricted Stock Units following cessation of employment.

(i)	Except as provided in paragraphs (ii), (iii) and (iv) below, in the event Grantee ceases to be an employee of the Bank during the Restriction Period through involuntary termination without cause by the Bank or any voluntary termination, the Restricted Stock Units awarded to such Grantee shall terminate as to all shares covered by such Grant as to which the restrictions have not lapsed.

(ii)	If such termination is due to Retirement, the Restricted Stock Units awarded to such Grantee shall terminate as to all shares covered by such Grant on the date determined by the Committee and set forth in the Grant Agreement evidencing such Grant.

(iii)	If such termination is due to death or Disability, the Restricted Stock Units awarded to such Grantee shall terminate as to all shares covered by such Grant on the date determined by the Committee and set forth in the Grant Agreement evidencing such Grant.

(iv)	If a Grantee should die while employed by the Company or any subsidiary of the Company or after Disability or Retirement, any grant of Restricted Stock Units made to the Grantee under this Plan may be settled by the person designated in such Grantee's last will and testament or, in the absence of such designation, by the Grantee's estate, to the full extent that such award of Restricted Stock Units could have been settled by such Grantee immediately prior to the Grantee's death, but not later than such period of time as determined by the Committee and set forth in the Grant Agreement evidencing such Grant.

(v)	In the event Grantee ceases to be an employee of the Bank through involuntary termination for cause, the award of Restricted Stock Units to such Grantee shall terminate as to all shares covered by such Grant immediately upon such involuntary termination. "For Cause" shall be determined by the Board of Directors or with reference to the employee's employment agreement, if any.

(d)          Disposition of Restricted Stock Units by Grantee other than on Cessation of Employment.

(i)	In the event Grantee ceases to be a Non-Employee Director of the Bank through removal for cause by the Bank, the award of Restricted Stock Units to such Grantee shall terminate as to all shares covered by such Grant immediately upon removal as a Director.

(ii)         In the event Grantee ceases to be a Non-Employee Director of the Bank due to Retirement, death or Disability, or any reason other than removal for cause, the award of Restricted Stock Units to such Grantee shall terminate as to all shares covered by such Grant on the date that is determined by the Committee and set forth in the Agreement evidencing such Grant.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

Section 8.1.          Stock Appreciation Rights.

(a)          General Requirements. The Committee may award Stock Appreciation Rights to a Grantee subject to the limits under Section 5.2. The Committee shall establish the base amount of the Stock Appreciation Right on the Grant Date of the Stock Appreciation Right. The base amount of each Stock Appreciation Right shall be equal to the Fair Market Value of a share of Common Stock as of the Grant Date of the Stock Appreciation Right ("Base Amount"). The Committee may not modify the applicable Base Amount of the Stock Appreciation Right after the Grant Date.

(b)          Terms and Exercise of Stock Appreciation Rights; Limitations on Exercise and Transferability of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be exercisable only during a Term commencing on the Grant Date, unless otherwise specified in the Grant Agreement, and ending (unless the Stock Appreciation Right shall have terminated earlier under other provisions of the Plan) on a date to be fixed by the Committee but in no event later than the tenth anniversary of its Grant Date.

(c)          Exercise of Stock Appreciation Rights by Grantee on Cessation of Employment. Except as otherwise specifically provided for herein, employment for the purposes of this Section shall mean continuous full-time salaried employment with the Bank or a Subsidiary, except that vacations, sick leaves and other approved absences and severance pay periods shall be disregarded. Employment for the purposes of this section may, at the discretion of the Committee, also include continuous full-time salaried employment with a former Subsidiary under circumstances as determined by the Committee, which determination can be made either at the time of granting a Stock Appreciation Right or afterward. The following limitations shall apply to any provisions the Committee shall make in a Grant Agreement for exercises of Stock Appreciation Rights following cessation of employment.

(d)          Except as provided in Section 8(i), (ii) and (iii) below, in the event Grantee ceases to be an employee of the Bank through involuntary termination without cause by the Bank or any voluntary termination, all Stock Appreciation Rights held by such Grantee shall lapse on the date that is the earlier of (i) ninety (90) days following such termination, or (ii) the expiration date set forth in such Stock Appreciation Right.

(i)	If such termination is due to Retirement, all Stock Appreciation Rights held by such Grantee shall lapse on the expiration date set forth in the Grant Agreement evidencing an award of Stock Appreciation Rights.

(ii)	If such termination is due to death or Disability, all Stock Appreciation Rights held by such Grantee shall lapse on the expiration date set forth in the Grant Agreement evidencing an award of Stock Appreciation Rights.

(iii)	If a Grantee should die while employed by the Bank or a Subsidiary or after Disability or Retirement, any Stock Appreciation Right granted to the Grantee under this Plan may be exercised by the person designated in such Grantee's last will and testament or, in the absence of such designation, by the Grantee's estate, to the full extent that such Stock Appreciation Right could have been exercised by such Grantee immediately prior to the Grantee's death, but not later than such period of time as determined by the Committee and set forth in the Grant Agreement evidencing such Stock Appreciation Right.

(iv)	No exercises may occur after expiration of the Term of the Stock Appreciation Right.

(v)	In the event Grantee ceases to be an employee of the Bank through involuntary termination for cause, all Stock Appreciation Rights held by such Grantee shall lapse immediately upon such termination. "For Cause" shall be determined by the Board of Directors or with reference to the employee's employment agreement, if any.

(e)          Exercise of Stock Appreciation Rights by Grantee other than on Cessation of Employment.

(i)	In the event Grantee ceases to be a Non-Employee Director of the Bank through removal for cause by the Bank, all Stock Appreciation Rights held by such Grantee shall lapse immediately upon removal as a Director.

(ii)	In the event Grantee ceases to be a Non-Employee Director of the Bank due to Retirement, death or Disability, or any reason other than removal for cause, all Stock Appreciation Rights held by such Grantee shall continue until the expiration of the Term.

(iii) No exercises may occur after expiration of the Term of the Stock Appreciation Right.

(f)          Value of Stock Appreciation Rights. When a Grantee exercises Stock Appreciation Rights, the Grantee shall receive in settlement thereof, shares of Common Stock, cash, or both, as determined by the Committee, equal to the "spread value" for the number of Stock Appreciation Rights exercised. The "spread value" for a Stock Appreciation Right is the amount representing the difference by which the Fair Market Value of the underlying Common Stock on the date of exercise of the Stock Appreciation Right exceeds the Base Amount of the Stock Appreciation Right as described in subsection (a).

(g)          Form of Payment. For purposes of calculating the amount of shares of Common Stock, cash, or both, to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right and shall be distributed, subject to Section 9.6, net of applicable withholding taxes.

ARTICLE IX

MISCELLANEOUS

Section 9.1.          Shareholders' Rights. The existence of Grants shall not affect: the right or power of the Bank or its stockholders to make adjustments, recapitalizations, reorganizations or other changes in the Bank's capital structure; the dissolution or liquidation of the Bank, or sale or transfer of any party of its assets or business; or any other corporate act, whether of a similar character or otherwise.

Section 9.2.          No Right to Employment or to Serve as a Director.

(a)          Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Bank nor shall anything in the Plan affect the right of the Bank to terminate the employment of any employee, with or without cause.

(b)          Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any Non-Employee Director any right to continue to serve as a Non-Employee Director of the Bank nor shall anything in the Plan affect the right of the Board to remove a Non-Employee Director from the Board, with or without cause, in accordance with the Bank's Certificate of Incorporation and By-laws.

Section 9.3.          Change in Control.

(a)          Notwithstanding any other provision of the Plan, in the event of a Change in Control described in subsection (b), all restrictions and risks of forfeiture on Grants (other than those imposed by law or regulation) shall lapse, all vesting periods relating to Grants shall immediately expire, and (i) all unexercised Options and Stock Appreciation Rights shall become immediately and fully exercisable; (ii) all shares of Restricted Stock and Restricted Stock Units, not previously vested shall vest immediately and be delivered to the Grantee entitled thereto; and (iii) all dividend equivalents with respect to such Grants shall be immediately paid over to the Grantee entitled thereto. Notwithstanding the foregoing, the provisions of this Section 9.3 shall be superseded by the employee's existing employment agreement, if any.

(b)          A "Change in Control" is the occurrence of any one of the following events:

(i)	any Person (other than a Grantee, the Bank or any trustee or other fiduciary holding securities under an employee benefit plan of the Bank (or of any subsidiary of the Bank)) is or becomes an "Acquiring Person";

(ii)	less than eighty percent (80%) of the total membership of the Board shall be Continuing Directors; or

(iii)	the shareholders of the Bank shall approve a merger or consolidation of the Bank or a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of the Bank's assets to another Person, except in any such case in a transaction in which immediately after such merger, consolidation or sale, exchange or transfer, the shareholders of the Bank, in their capacities as such and as a result thereof, shall own at least 50 percent in voting power of the then outstanding securities of the Bank or of any surviving Person pursuant to any such merger (or of its parent), the consolidated corporation or business entity in any such consolidation, or of the other Person to which such sale, exchange or transfer of assets is made.

(c)          A "Change in Control" shall be deemed not to have occurred if (A) such event is mandated or directed by a regulatory body having jurisdiction over the Bank's operations; or (B) it occurs pursuant to the terms of a plan for the acquisition of the capital stock of the Bank by a newly formed bank holding company if, in the consummation of such plan, the shareholders of the Bank will receive, pro rata, all of the Common Stock of such bank holding company; unless, in such transaction, a Person satisfies subsection (b)(i) or (iii) above.

(d)          For purposes of this Section 9.3:

(i)	"Acquiring Person" shall mean any Person who becomes after the Effective Date a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of securities of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's then outstanding voting securities, unless such Person has filed Form 13 G and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Form F-13G for reporting of ownership.

(ii)	"Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

(iii)	"Continuing Directors" shall mean any member of the Board who was a member of the Board prior to the date hereof, and any successor of a Continuing Director while such successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

(iv)	"Person" shall mean any individual, corporation, partnership, group, association or other "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act.

Section 9.4.          Termination, Suspension or Modification of Plan. Provided no employee member of the Board participates as provided by Section 3.2(b) hereof, the Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without the authorization of the holders of a majority of the outstanding shares present or represented and entitled to vote at a duly held meeting of the Bank's shareholders, effect any change (other than through adjustment for changes in capitalization as hereinabove provided) which (a) increases the aggregate number of shares underlying Grants; (b) changes the class of Eligible Grantees eligible to be awarded Grants; (c) lowers the minimum Option Price or Base Price or otherwise materially increases the benefits accruing to Grantees through awards under the Plan; (d) renders any member of the Committee eligible to receive a Grant while serving thereon except as provided by the Plan; (e) extends the effective period of the Plan; or (f) removes the restrictions set forth in Section 3.2(b). No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under the terms of a Grant awarded before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 5.3 does not adversely affect any such right.

Upon the dissolution or liquidation of the Bank, the Plan shall terminate, and all Grants previously granted shall lapse on the date of such dissolution or liquidation.

Section 9.5.          Legal Restrictions. The Bank will not be obligated to issue shares of Common Stock or make any payment on account of Grants underlying such shares if counsel to the Bank determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Bank and any securities exchange or quotations system upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Bank, give assurances satisfactory to counsel to the Bank regarding such matters as the Bank may deem desirable to assure compliance with all legal requirements. The Bank shall in no event be obliged to take any action in order to cause the exercise of any Option or Stock Appreciation Right or to make transfers on account of Grants.

The Grants will be forfeitable, at the discretion of the Board, in the event the Bank needs to raise capital in order to be adequately capitalized under applicable regulatory requirements. In such a case, Grantee will be notified in writing not less than 30 days prior to the date they are to be forfeited. Once forfeited, the Grants will no longer be outstanding and the holder thereof will have no rights with respect thereto.

Section 9.6.          Withholding.

(a)          Each Grantee exercising an Option or a Stock Appreciation Right as a condition to such exercise shall pay to the Bank the amount, if any, required to be withheld from distributions resulting from such exercise under applicable Federal and State income tax laws and any portion of FICA that is due from Grantee ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date the payment is required from the Bank to the taxing authority. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock, including, without limitation, the establishment of such procedures as may be necessary to comply with Rule 16b-3.

(b)          The Bank shall have the right to deduct from any settlement of a Grant of Restricted Shares or Restricted Share Units, including the delivery or vesting of shares or dividend equivalents, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any withholding obligations. The Committee may permit shares of Common Stock to be used to satisfy required tax withholding, and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable Grant.

Section 9.7.          Governing Laws. This Plan and all rights thereunder shall be construed in accordance with and governed by the laws of the State of Connecticut. Although the Bank is not currently subject to the provisions of Section 16 of the Exchange Act, the intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act should the Bank ever become subject to those provisions. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Committee may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

Section 9.8.          Deferred Compensation. No awards granted under the Plan are intended to be "deferred compensation" subject to Section 409A of the Internal Revenue.

Section 9.9.          Non-exclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Bank for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the awarding of Grants other than under the Plan.